Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY PROVIDES OPERATIONAL UPDATE

DALLAS, Texas, February 12, 2014 - Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources, with an emphasis on oil and natural gas shale and other unconventional plays and with a current focus on its Eagle Ford operations in South Texas and its Permian Basin operations in Southeast New Mexico and West Texas, today provided an update on various aspects of its business.

Permian Basin Operations and Acreage Update

Matador is pleased to announce that its first horizontal well in Loving County, Texas, the Dorothy White #1H well, flowed 1,355 barrels of oil equivalent (“BOE”) per day, including 902 barrels (“Bbl”) of oil per day and 2.7 million cubic feet (“MMcf”) of natural gas per day (67% oil), at 3,711 psi on a 22/64-in choke during a 24-hour initial potential test. The Dorothy White #1H well is completed in the top portion of the Wolfcamp formation, the Wolfcamp “A”, at approximately 10,700-ft vertical depth, which is a highly geopressured interval having an estimated bottomhole pressure gradient of 0.8 psi/ft, implying a reservoir pressure of approximately 8,500 psi. Matador drilled and completed a 5,000-ft horizontal lateral in the Wolfcamp “A” and completed the well with 20 frac stages including approximately 200,000 Bbl of fluid and 9.8 million pounds of sand. The Dorothy White #1H well has not yet been on production for a full 30 days, but during the past three weeks, the well flowed at an average of 1,043 BOE per day, including 693 Bbl of oil per day and 2.1 MMcf of natural gas per day at approximately 3,600 psi, mostly on smaller chokes of 18/64-in to 20/64-in.

Matador continues to be pleased by the early performance of its first horizontal well in Lea County, New Mexico, the Ranger 33 State Com #1H. This well is a 4,300-ft horizontal lateral drilled and completed in the Second Bone Spring sand with 18 frac stages, including 165,000 Bbl of fluid and 7.5 million pounds of sand. The well was placed on production at the end of October 2013 and has continued to exhibit strong performance since that time. The well produced a total of approximately 15,000 Bbl of oil in December 2013 despite being shut in for several days while tubing and gas lift valves were installed. In January 2014, the well produced 15,400 Bbl of oil despite being shut in for two days due to weather. During January, the well averaged 583 BOE per day, including 531 Bbl of oil per day and 313 Mcf of natural gas per day (91% oil). In only about three months on production, including its initial cleanup phase, the well has already produced over 48,000 BOE, including approximately 44,000 Bbl of oil, and continues to flow with gas lift assist. These early results from the Ranger 33 State Com #1H and the Dorothy White #1H have exceeded the Company’s initial expectations for both wells.

Matador has recently completed drilling the Rustler Breaks 12-24-27 #1H well, its first horizontal well in Eddy County, Texas. This well is a 4,500-ft horizontal lateral testing the Wolfcamp “B” formation at approximately 9,800-ft vertical depth. Matador is currently completing this well with a 19-stage hydraulic fracture treatment, including 180,000 Bbl of fluid and 8.5 million pounds of sand. The Wolfcamp “B” is also an over-pressured reservoir like the Wolfcamp “A” in the Dorothy White #1H well and exhibited encouraging hydrocarbon shows while drilling. Upon completion of a 30-day production test, Matador expects to announce the results of this well. To this point, this well has met or exceeded the Company’s expectations. Matador is currently drilling the Pickard 20-18-34 #2H well, which is planned to be a Wolfcamp “D” test in the northern portion of its Ranger/Querecho Plains prospect area in Lea County, New Mexico. Matador plans to drill 12 gross (9.8 net) wells across its various acreage positions in the Permian Basin in 2014.

Matador began 2014 with approximately 70,800 gross (44,800 net) acres in the Permian Basin in Southeast New Mexico and West Texas. During 2014, the Company has acquired approximately 2,800 gross (1,600 net) additional acres in its various prospect areas in Lea and Eddy Counties, New Mexico. Including these acreage acquisitions, at February 12, 2014, Matador’s total Permian Basin acreage position in Southeast New Mexico and West Texas was approximately 73,600 gross (46,400 net) acres.

Proved Oil and Natural Gas Reserves

Matador also announced today that the Company increased its total proved oil and natural gas reserves from 10.5 million Bbl of oil and 80.0 billion cubic feet (“Bcf”) of natural gas, or a total of 23.8 million BOE, at December 31, 2012 to 16.4 million Bbl of oil and 212.2 Bcf of natural gas, or a total of 51.7 million BOE at December 31, 2013, an increase of 117% in BOE. Matador reports its production and proved reserves in two streams: oil and natural gas, including both dry and liquids-rich gas. Where the Company produces liquids-rich natural gas, such as in the Eagle Ford shale and the Permian Basin, the economic value of the natural gas liquids (“NGL”) associated with the natural gas is included as an uplift to the estimated wellhead natural gas price on those properties where the NGL are extracted and sold. At times during 2013, this uplift amounted to as much as $2.50 per Mcf to $3.00 per Mcf on the Company’s weighted average price received for its natural gas production in the Eagle Ford shale as compared to prices realized for its Haynesville shale natural gas production. Overall, NGL contributed approximately $17 million to the Company’s total oil and natural gas revenues in 2013.

Proved developed reserves included 8.3 million Bbl of oil and 53.5 Bcf of natural gas, and proved undeveloped reserves included 8.1 million Bbl of oil and 158.7 Bcf of natural gas. Proved developed reserves comprised 33% of the Company’s total proved oil and natural gas reserves at December 31, 2013. Based on its 2013 year-end proved reserves and its 2013 production of approximately 4.3 million BOE, Matador improved its proved reserves/production (“R/P”) ratio to 12.1 years at December 31, 2013, as compared to 7.2 years at December 31, 2012.

Matador’s proved oil reserves grew 56% from 10.5 million Bbl at December 31, 2012 to 16.4 million Bbl at December 31, 2013. Proved oil reserves at December 31, 2013 comprised about one-third (32%) of the Company’s total proved reserves (1 Bbl = 6 Mcf basis). During 2013, oil accounted for approximately 50% of Matador’s total production by volume and approximately 80% of the Company’s total oil and natural gas revenues. This growth in proved oil reserves during 2013 was primarily attributable to Matador’s ongoing drilling program in the Eagle Ford shale in South Texas.

Proved natural gas reserves increased to 212.2 Bcf at December 31, 2013 from 80.0 Bcf at December 31, 2012. This large increase in proved natural gas reserves was attributable to the Company’s drilling and completion activities in 2013 and to improvements in natural gas prices during 2013. In 2013, natural gas prices ranged from just above $3.00 per MMBtu to approximately $4.50 per MMBtu, as compared to a range of just below $2.00 per MMBtu to approximately $4.00 per MMBtu during 2012. At June 30, 2012, Matador removed 97.8 Bcf of previously classified proved undeveloped natural gas reserves in the Haynesville shale in Northwest Louisiana from its total proved reserves due to lower natural gas prices, and these proved undeveloped reserves were likewise not included in the Company’s total proved reserves at December 31, 2012. As a result of the continued improvement in natural gas prices throughout 2013, Matador re-classified a portion of these natural gas volumes as proved undeveloped reserves at June 30,

2013 and included additional Haynesville proved undeveloped natural gas reserves in its total proved reserves at December 31, 2013.

The present value, discounted at 10%, of the estimated future net cash flows before income taxes (“PV-10”) of Matador’s total proved oil and natural gas reserves at December 31, 2013 was $655.2 million, as compared to a PV-10 of $423.2 million at December 31, 2012, an increase of 55%. Matador has steadily increased the PV-10 of its proved reserves at a compounded annual growth rate of approximately 75% since December 31, 2009. The December 31, 2013 PV-10 was determined using the 12-month unweighted average of first-day-of-the-month oil and natural gas prices for 2013 of $93.42 per Bbl of oil and $3.67 per MMBtu, respectively, adjusted by lease for quality, energy content, regional price differentials and other expenses as needed compared to the December 31, 2012 value, which was determined using comparable average prices of $91.21 per barrel of oil and $2.757 per MMBtu, respectively, further adjusted as described above.

Click here for chart highlighting growth in PV-10

The following table presents Matador’s proved oil and natural gas reserves at December 31, 2013.

Proved Oil and Natural Gas Reserves at December 31, 2013

Category	Oil, MBbl	Natural Gas, MMcf	OilEq, MBOE	Undisc. CF, M$	PV-10, M$
Developed Producing	7,855	50,986	16,352	$637,662	$444,481
Developed Non-Producing	403	2,472	815	29,476	20,619
Undeveloped	8,104	158,738	34,561	475,114	190,085
Total*	16,362	212,195	51,728	$1,142,252	$655,184

*Totals may not add due to rounding.

Bbl, Barrels.
Bcf, Cubic feet in billions.
BOE, Barrels of oil equivalent, using the ratio of 1 Bbl = 6 Mcf.
CF, Estimated future net cash flows before income taxes.
MBbl, Barrels in thousands.
Mcf, Cubic feet in thousands.
MMBtu, British Thermal Units in millions.
MMcf, Cubic feet in millions.
MBOE, Barrels of oil equivalent in thousands, using the ratio of 1 Bbl = 6 Mcf.
M$, Dollars in thousands.

Chairman’s Remarks

Joseph Wm. Foran, Matador’s Chairman and CEO, commented, “Our Permian Basin program is off to a strong start, and we are delighted by the initial performance of our first two Permian horizontal wells, the Ranger 33 State Com #1H in Lea County, New Mexico and the Dorothy White #1H in Loving County, Texas, both of which exceeded expectations. We plan to run one rig continuously during 2014 in Lea and Eddy Counties, New Mexico and Loving County, Texas to further appraise and delineate our growing acreage position testing multiple geologic targets throughout the year.

“In South Texas, we plan to run two rigs throughout 2014 as we move forward with the development of our Eagle Ford shale properties. In the Eagle Ford, we continue to drive down the drilling and completion costs of our wells while experiencing better well performance due to continuous improvements in our fracture treatment designs and production operations. We are also pleased with the continued growth in our proved oil and natural gas reserves and expect to achieve strong growth in our proved reserves, and particularly in our proved oil reserves, again this year. Our oil production grew by 76% in 2013 to 2.13 million barrels, mostly attributable to our operations in the Eagle Ford shale, and we expect to grow our oil production by another 40 to 50% in 2014.”

PV-10 Reconciliation

PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. PV-10 is not an estimate of the fair market value of our properties. Matador and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies and of the potential return on investment related to the companies’ properties without regard to the specific tax characteristics of such entities. The PV-10 at December 31, 2008, 2009, 2010, 2011 and 2012 may be reconciled to the Standardized Measure of discounted future net cash flows at such dates by reducing PV-10 by the discounted future income taxes associated with such reserves. The PV-10 values at December 31, 2008, 2009, 2010, 2011 and 2012 were $44.1 million, $70.4 million, $119.9 million, $248.7 million and $423.2 million, respectively. The discounted future income taxes at December 31, 2008, 2009, 2010, 2011 and 2012 were $0.8 million, $5.3 million, $8.8 million, $33.2 million and $28.6 million, respectively.

We have not provided a reconciliation of PV-10 to Standardized Measure at December 31, 2013. We could not provide such a reconciliation without undue hardship because we have not completed the audit of our December 31, 2013 financial statements. In addition, it would be difficult for us to present a detailed reconciliation on account of many unknown variables for the reconciling items.

About Matador Resources Company
Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Eagle Ford shale play in South Texas and the Wolfcamp and Bone Spring plays in the Permian Basin in Southeast New Mexico and West Texas. Matador also operates in the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. In addition, Matador has a large exploratory leasehold position in Southwest Wyoming and adjacent areas of Utah and Idaho where it is testing the Meade Peak shale.

For more information, visit Matador Resources Company at www.matadorresources.com.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador's SEC filings, including the “Risk Factors” section of Matador's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contact Information

Mac Schmitz
Investor Relations
(972) 371-5225
mschmitz@matadorresources.com

# Growth in PV-10[(1)] from Proved Reserves

PV-10(1), millions
$750
$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
SEC Pricing
Oil, $/Bbl
Gas, $/MMBtu
$41.00 oil
$5.71 gas
$57.65 oil
$3.87 gas
$75.96 oil
$4.38 gas
$92.71 oil
$4.12 gas
$91.21 oil
$2.76 gas
$93.42 oil
$3.67 gas
2008 (2)
2009 (2)
2010 (2)
2011 (2)
2012 (2)
2013 (2)

(1) PV-10 is a non-GAAP financial measure. For a reconciliation of Standardized Measure (GAAP) to PV-10 (non-GAAP), please see "PV-10 Reconciliation."
(2) At December 31 of each respective year.